As filed with the Securities and Exchange Commission on September 20, 2004
                                                     Registration No. 333-106145
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM SB-2
                             REGISTRATION STATEMENT

                                  AMENDMENT #3

                        UNDER THE SECURITIES ACT OF 1933


                             CONSOLE MARKETING INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Nevada                       7372                 98-0363767
-------------------------------  ---------------------  ------------------------
(State or other jurisdiction of    (primary standard        (I.R.S. Employer
incorporation or organization)      industrial code)      Identification Number)


       Suite 212, 1166 Alberni Street
        Vancouver, British Columbia                      (604) 681-1064
             Canada V6E 3Z3
----------------------------------------         -------------------------------
(Address of principal executive offices)         (Registrant's telephone number)


                               AGENT FOR SERVICE:
                    ---------------------------------------
                           Michael Jackson, President
                             Console Marketing Inc.
                         Suite 212, 1166 Alberni Street
                       Vancouver, British Columbia V6E 3Z3
                                 (604) 681-1064

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

=====================================================================================================

                                   CALCULATION OF REGISTRATION FEE

=====================================================================================================
                          Dollar                    Proposed         Proposed
Title of each class of    Amount       Shares        maximum          maximum          Amount of
   securities to be        to be       to be     offering price      aggregate      Registration fee
     registered         registered   registered     per unit      offering price
----------------------  -----------  ----------  ---------------  ---------------  ------------------
Class A Common Stock    $   106,250   4,250,000  $          .025  $       106,250  $          8.59(1)
=====================================================================================================

(1)  previously paid.

-----------------------------------------------------------------------------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date the Commission, acting pursuant to Section 8(a), may determine.

We will amend and complete the information in this prospectus. Although we are permitted by US federal securities law to offer these securities using this prospectus, we may not sell them nor accept your offer to buy them until the documentation filed with the Securities and Exchange Commission relating to these securities has been declared effective by the Commission. This prospectus is not an offer to sell these securities nor our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.

                                             PROSPECTUS Date: September 20, 2004



                             CONSOLE MARKETING INC.

                         Suite 212, 1166 Alberni Street
                   Vancouver, British Columbia V6E 3Z3 CANADA
                                 (604) 681-1064


                        4,250,000 Shares of Common Stock


This is the initial public offering of common stock of Console Marketing Inc. and no public market currently exists for shares of Console Marketing Inc.'s common stock. The initial public offering price is $0.025 per share of common stock, which was arbitrarily determined. The offering is on a best efforts basis and the minimum number of shares that must be subscribed for shall be 2,125,000. Funds will be held in trust pending the sale of the minimum number of shares. The latest date on which this offering will close will be 90 days after the date of this prospectus has been declared effective unless extended for a further 90 days at the discretion of the Company.

The Company will issue 2,125,000 Common Stock Shares, if the minimum offering is subscribed for and up to a maximum of 4,250,000 Common Stock Shares having a par value of $0.001 which shares do not permit cumulative voting for the election of Directors and for which shareholders do not have any pre-emptive rights to purchase shares of the issuers common stock.

--------------------------------------------------------------------------------------------------
                                    PER SHARE    MIN. NO OF SHARES SOLD
                                                  TOTAL FUNDS RECEIVED     MAX. NO OF SHARES SOLD
                                                                            TOTAL FUNDS RECEIVED
----------------------------------  ----------  ------------------------  ------------------------
Offering Price                      $    0.025  $                53,125   $               106,250
----------------------------------  ----------  ------------------------  ------------------------
Less Estimated Offering Expenses    $  0.008 /                 ($17,000)                 ($17,000)
(Minimum / Maximum)                 $    0.004
----------------------------------  ----------  ------------------------  ------------------------
Net Proceeds to Console Marketing   $  0.017 /  $                36,125   $                89,250
(Minimum / Maximum)                 $    0.021
--------------------------------------------------------------------------------------------------

                                  --------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed on the adequacy or accuracy of the disclosures in the prospectus. Any representation to the contrary is a criminal offence.

There is no established public market for our common stock, and the offering price has been arbitrarily determined. Our common stock is not currently listed or quoted on any quotation service. Our President, Michael Jackson, will sell the Shares without the use of an underwriter on a best efforts basis.

This offer will terminate 90 days after acceptance of this Prospectus but may be extended for a further 90 days at the option of the Company. There are no pre-existing contractual agreements for any person to purchase the shares. Shares will be offered in Canada and Europe. No shares will be offered to residents of the United States.

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 2.

                                TABLE OF CONTENTS

PART I-PROSPECTUS
PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS . . . . . . . . . . . . . . .5
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
DETERMINATION OF OFFERING PRICE . . . . . . . . . . . . . . . . . . . . . . . .6
DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS . . . . . . . . . 7
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . . . . . . . 8
DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . .9
INTEREST OF NAMED EXPERTS AND COUNSEL . . . . . . . . . . . . . . . . . . . . .9
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
     LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
ORGANIZATION WITHIN THE LAST 5 YEARS . . . . . . . . . . . . . . . . . . . . .10
DESCRIPTION OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION . . . . . . . . . . 18
DESCRIPTION OF PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . . . . . . . . . .20
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS . . . . . . . . . . .20
EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
     FINANCIAL DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . . 21
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1



                                     page i

                      SUMMARY INFORMATION AND RISK FACTORS
                               PROSPECTUS SUMMARY


CONSOLE MARKETING INC.

Console Marketing Inc. ("Console Marketing" or the "Company") is a corporation formed under the laws of the State of Nevada, on November 19th 2001, with principal executive offices are located in Vancouver, British Columbia, Canada. The Company is extra-territorially registered in Canada in order to also conduct business in Canada.

The primary objective of the business is to market and sell licenses to land based and Internet based companies ("Clients") for them to use our proprietary software program known as the "TargetBar Console" (the "Console " and/or "Toolbar"), which will enable them to maintain a relationship with their customers. The Console is a small toolbar similar to the Windows toolbar that is located at the top of ones browser. The Console toolbar (the "Toolbar")is branded with the company's name, color scheme and logo, continually displays customized information of interest to the user such as corporate information, streaming news, sports information, stock quotes and/or oriented content which occupies a minimal area of a dedicated screen. While delivering this content, the Console also has the capacity to display advertising material targeted directly to the user. Our Clients will offer their customers the ability to download the Toolbar onto their web browser. The Console Toolbar can be located in any location on the customer's web browser that the customer wishes. As the Console Toolbar would be constantly open on the customer's browser (although a customer has the ability to hide it) it provides the Client with a constant presence on the customer's desktop.

The rationale for a Client having a constant presence on their customer's desktop is the advertising appeal and the branding that the Client is able to create. It also establishes a nexus between the two parties and it is management's opinion that it will create loyalty and therefore increase Clients revenue potential. An example of this would be if we sold a License to The Wall Street Journal. One would assume that if a customer has the Wall Street Journal Toolbar opened on his/her desktop and constantly reviewed news, offers and advertising, that if the client was going to purchase a newspaper or a product offer, that they would do so from The Wall Street Journal,

The TargetBar Console software was developed by Michael Jackson, John Buddo and Cecil Morris. Mr. Jackson is the President of the Company.

Since inception, the company has been preparing this SB-2 Prospectus and working on refining the software, analyzing the market potential for the product and discussing the product with potential users. Management believes that there exists a substantial market for the Toolbar, which the Company wishes to capitalize upon.

NAME, ADDRESS, AND TELEPHONE NUMBER OF REGISTRANT

                             Console Marketing Inc.
                         Suite 212, 1166 Alberni Street
                   Vancouver, British Columbia V6E 3Z3 CANADA
                               Tel: (604) 681-1064
                               Fax: (604) 648-2091


                                Part I - page 1

THE OFFERING

Price per share Offered                                                   $0.025

Common Stock Offered by Console Marketing                       4,250,000 shares

Common Stock Outstanding Prior to Offering                      4,300,000 shares

Common Stock Outstanding After Offering assuming 50% of
offering sold                                                   6,425,000 shares

Common Stock Outstanding After Offering assuming 100% of
the offering is sold                                            8,550,000 shares

(The Company will withdraw the offering if less than 50% of the offering is subscribed for by the closing date.) If the minimum offering is not reached, the funds held in escrow will promptly be returned to the investors, without interest.

The Companies Officers and Directors may subscribe for shares under this offering for investment purposes.

Console Marketing expects to use the net proceeds for organizational purposes and to commence a marketing campaign to sell Console Licenses, products and services to specific markets, initially in North America.

The offering will close 90 days after acceptance of this Prospectus has been declared effective by the SEC. Console Marketing may, at their discretion, extend the closing for a further 90 days

SUMMARY OF FINANCIAL INFORMATION

During the period from November 19th 2001 through May 31st 2004, Console Marketing has engaged in no significant operations other than organizational activities, acquisition of the TargetBar Console software program and preparation for registration of its' securities under the Securities Act of 1933, as amended. No revenues were received by Console Marketing during this period.

Net losses and accumulated deficits during this period were: $37,427. The Company currently has cash on hand of $45.

Console Marketing remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, Console Marketing's balance sheet as of May 31st 2004 reflects total assets of $45, total liabilities of $25,472 and a stockholders deficiency of $25,427. The Company earned, from November 19th 2001 (date of inception) to May 31st 2004, no revenue and incurred expenses of $37,427, which resulted in a net loss of $37,427.

Console Marketing's business plan is to raise $106,250 as initial capital and commence marketing the TargetBar Console Licenses to corporate organizations. Console Marketing will engage commissioned salespeople to market the product.

The net proceeds to Console Marketing from the sale of the 4,250,000 shares of common stock offered by us at an assumed initial public offering price of $.025 per share are estimated to be $89,250 after deducting estimated offering expenses of $17,000, which will be paid out of proceeds of the offering. Therefore, if the offering is fully subscribed, Console Marketing should have sufficient capital to launch their business plan.

In the event the minimum offering is not subscribed for, Mr. Jackson will personally pay for the Offering Expenses.


                                Part I - page 2

RISK FACTORS


CONSOLE MARKETING HAS INCURRED LOSSES SINCE ITS' INCEPTION IN NOVEMBER 19TH, 2001 AND EXPECTS LOSSES TO CONTINUE FOR THE FORESEEABLE FUTURE, WHICH WOULD NEGATIVELY AFFECT THE COMPANIES SHARE VALUE AND THE COMPANY'S AUDITORS HAVE SUBSTANTIAL DOUBT THAT CONSOLE MARKETING HAS THE ABILITY TO CONTINUE AS A GOING CONCERN.

Console Marketing is in the extreme early stages of development and could fail before implementing its' business plan. It is a "start up" venture that will incur net losses for the foreseeable future. Console Marketing has only recently acquired its principal asset and will incur additional expenses before becoming profitable, if it ever becomes profitable. It is a relatively young company that has no history of earnings or profit. There is no assurance that it will operate profitably or provide a return on investment in the future.

The Company's auditors have expressed 'substantial doubt about the Company's ability to continue as a going concern'.

FAILURE OF THE COMPANY'S BUSINESS PLAN WOULD RESULT IN THE COMPANY SHARES HAVING LITTLE OR NO VALUE.

If the Company is unable to sell Licenses with a result that the business plan does not succeed and the Company fails to generate sufficient revenue to continue operating economically, the Company's shares will have little or novalue as a result, Console Marketing would have great difficulty raising additional capital. In addition, there would be a limited public market, if any, for resale of the shares of Console Marketing's common stock issued in this offering.

CONSOLE MARKETING IS SOLELY DEPENDENT UPON AMOUNTS TO BE RAISED IN THIS OFFERING THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES. THE
COMPANY WILL HAVE TO OBTAIN ADDITIONAL FINANCING, WHICH MAY NOT BE AVAILABLE WHICH WOULD ERODE THE VALUE OF THE SHAREHOLDER'S SHARES

Console Marketing has limited funding. It is solely dependent on the proceeds to be raised in this offering, and the results of the offering are uncertain. If only 50% of the shares being offered are sold, the net proceeds to Console Marketing will be approximately $36,125 after deducting estimated offering expenses of $17,000 that have not yet been paid. This amount will only enable the Company to begin to establish an office. It will need additional funds to complete its development phase and achieve a sustainable sales level where ongoing operations can be funded out of revenues. In this case the Company will have to obtain additional financing through an offering or capital contributions by current shareholders. No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Console Marketing or at all.

NO MARKET MAY DEVELOP FOR CONSOLE MARKETING'S COMMON STOCK AND INVESTORS MAY BE UNABLE TO SELL THEIR SHARES.

There is no public market for Console Marketing's common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate his investment without considerable delay, if at all. The trading market price of Console Marketing' common stock may decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for Console Marketing's common stock may not develop or be sustained. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in Console Marketing' common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in Console's Investment stock.


                                Part I - page 3

THE OFFERING PRICE OF THE SHARES IN THIS OFFERING WAS ARBITRARILY DETERMINED AND IS NO INDICATION OF THE TRUE VALUE OF THE STOCK, AS A RESULT, INVESTORS MAY BE UNABLE TO SELL THEIR SHARES.

The offering price of the shares has been arbitrarily determined by Console Marketing based upon what it believes purchasers of such speculative issues would be willing to pay for the stock and bears no basis in relation to assets, book value or any other established criteria of value. The offering price may not reflect the market price of our shares after the offering. No assurance can be given that the shares will have a market value or that they can be resold at this price if and when an active secondary market might exist.

CONSOLE MARKETING MAY NEED ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE, OR WHICH MAY DILUTE THE OWNERSHIP INTEREST OF INVESTORS

In the event the Company is only able to sell 50% of the Offering, Console Marketing's ultimate success will depend on its ability to raise additional capital. The amount that will be raised from the sale of 50% of the Offering is $53,125 and the Company requires $136,000 to fully achieve its business objectives. No commitments to provide additional funds have been made by management or other shareholders. Console Marketing has not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to Console Marketing. If not available, Console Marketing's operations would be severely limited, and it would be unable to implement its business plan. If funds are raised in the future, this will result in dilution to the subscribers of this offering. There are further risks that if the Company raises the minimum funding, it may still fail to achieve its business objectives and may cease operations.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF CONSOLE MARKETING INC. STOCK ANDNO MARKET MAY DEVELOP FOR THE COMPANY'S SECURITIES WHICH COULD RESULT IN INVESTORS LOSING THEIR ENTIRE INVESTMENT.

Depending on the market conditions and the success of the Company in achieving its' business plan, there may be no market for the Securities being offered, in which event the securities may have little value and may not be saleable. Investors may lose their entire investment if a market fails to develop.

The stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.


PURCHASERS MUST RELY ON MR. JACKSON'S ABILITIES FOR ALL DECISIONS, AS HE WILL CONTROL THE MAJORITY OF THE STOCK AFTER THE OFFERING AND HIS LACK OF ABILITY TO DEVOTE FULL TIME ATTENTION TO THE BUSINESS MAY RESULT IN DELAYS AND LOSS OF OPPORTUNITY.

Mr. Jackson is serving as Console Marketing's President and director. Console Marketing will be heavily dependent upon Mr. Jackson's entrepreneurial skills and experience to implement its' business plan and may, from time to time, find that his inability to devote full time attention to its' affairs will result in delay(s) in progress towards the implementation of its' business plan. The Company has entered into an agreement with Mr. Jackson to operate the Company on a day-to-day basis. The contract is for 1 year and automatically renews annually unless cancelled. Mr. Jackson is entitled to a consideration of $6,000 per annum, which he has agreed to defer the remaining portion until such time as the Company is generating revenue. Mr. Jackson intends to devote 20 hours a week to the Business of Console Marketing.

THE POTENTIAL IMPOSITION OF A SALES TAX ON THE SALE OF GOODS AND SERVICES OVER THE INTERNET MAY SUBSTANTIALLY IMPAIR CONSOLE MARKETING' OPPORTUNITY TO DERIVE FINANCIAL BENEFIT FROM THE SALES OF ITS PRODUCTS AND SALES REVENUE MAY BE SEVERELY AFFECTED.

Legislative proposals have been made at the federal, state and local levels, as well as by foreign governments, to impose a sales tax on the sale of goods and services over the Internet. Although a


                                Part I - page 4
three-year moratorium now exists on new state and local taxes on electronic commerce, once the moratorium is lifted, it is entirely possible that federal and/or state taxes may be imposed on Internet commerce. Such taxes could have a chilling effect on the sale of goods and services over the Internet, which, in turn, could limit Console Marketing' ability to generate profits from the sale of its products over the Internet.

CONSOLE MARKETING IS COMPETING WITH OTHER COMPANIES THAT MAY HAVE LONGER OPERATING HISTORIES AND GREATER BRAND RECOGNITION WHICH WOULD MAKE IT DIFFICULT FOR THE COMPANY TO SUCCEED IN THIS MARKETPLACE.

HotBar.com, has developed a similar program which they market under their own brand name. Their business model is based on providing colored 'skins' to a browser's toolbar and links to third party sites where they earn revenue from affiliation programs. We are also aware that Visa International has, since February 2001, been using a similar software program to offer their customers special incentive programs. The company may find it difficult competing against companies such as HotBar and Visa International who have significantly greater financial power as well as corporate branding and credibility and as a result the Company may fail to achieve sales of Licenses and earn revenue. As a result the company may fail to succeed.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Prospectus Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Description of Business", and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimated", "predicts", "potential", or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause Console Marketing's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. Although Console Marketing believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements.


                                Part I - page 5

                                 USE OF PROCEEDS

The net proceeds to Console Marketing, from the sale of the 4,250,000 shares of common stock offered by Console Marketing Inc. hereunder at an assumed initial public offering price of $.025 per share are estimated to be $89,250, after deducting projected offering expenses of $17,000, which are currently unpaid and will be paid out of proceeds of the offering. Console Marketing expects to use the net proceeds listed in order of priority as follows:


=========================================================================================
                               ASSUMING SALE OF    ASSUMING SALE OF    ASSUMING SALE OF
                              50% OF STOCK BEING  75% OF STOCK BEING  100% OF STOCK BEING
                                   OFFERED             OFFERED              OFFERED
=========================================================================================

Gross Proceeds of Offering                53,125              79,687              106,250
Offering Expenses                         17,000              17,000               17,000
                              ===========================================================
NET PROCEEDS OF OFFERING                  36,125              62,687               89,250

Use of Net Proceeds
Office Equipment and set-up               10,000              15,000               20,000
Organizational Purposes                    1,000               1,000                1,000
Advertising Campaign                      12,000              24,000               30,000
Website Maintenance Fee                    2,000               2,000                2,000
Hire Salesperson(s) & salary               4,000              20,000               36,000
Miscellaneous                              7,125                 687                  250

=========================================================================================

The Company has opened a current operating Bank Account at the HSBC Bank Canada. All subscription deposits will be held in trust by the Company's lawyers, Fraser Milner Casgrain LLP of Vancouver.

Console Marketing is not currently a party to any contract, letters of intent, commitments or agreements other than the Acquisition Agreement and the Management Agreement attached as Exhibits, and is not currently engaged in active negotiations with respect to any other acquisition.


                         DETERMINATION OF OFFERING PRICE

Console Marketing arbitrarily determined the price of the Units in this Offering. The offering price is not an indication of and is not based upon the actual value of Console Marketing. It bears no relationship to the book value, assets or earnings of Console Marketing or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities as the value of the shares could drop significantly below the offering price.


                                    DILUTION

As there is no established public market for the common equity being registered, the price established for the shares were arbitrarily determined by management based on their opinion of what the market would bear in subscribing for shares. As there is currently no revenue generated by the Company, Management does not believe that the share value is in excess of $0.025 per share being the offering price.

The Offering Price is substantially greater than what was paid for by the Officers and Directors and as a result the value of the shares offered under this prospectus will be substantially diluted.


                                Part I - page 6

     1 Net tangible book value per share prior to this distribution is (0.0059).

     2    Net  tangible  book value per share after this distribution is $0.075.

     3 The amount of the increase in such net tangible book value per share attributable to cash payments made by purchasers of shares being offered is $0.0134.

     4 The amount of the immediate dilution from the Offering Price, which will be absorbed by the purchasers, is $0.0175.


                              PLAN OF DISTRIBUTION


Console Marketing will offer and sell its common stock through its officer and director, Michael Jackson pursuant to and in compliance with Rule 3a4-1 of the Exchange Act. There are currently no plans at present to conduct any general solicitation in conjunction with this offering (other than the filing of this registration statement). All sales will be made in compliance with the securities laws of local jurisdictions. Mr. Jackson will offer to sell the securities to people that he knows and has done business with in Canada and Europe. No shares will be offered to Investors from the USA Officers and Directors may subscribe for shares in this offering in order to reach the minimum subscription offering. Officers and Directors may subscribe for shares under this offering for investment purposes only.

Shares will be offered for 90 days after the Prospectus has been declared effective by the SEC. Console Marketing may at their discretion extend the closing for a further 90 days.


                                LEGAL PROCEEDINGS

Console Marketing is not a party to any pending legal proceeding or litigation and none of its' property is the subject of a pending legal proceeding. Further, the officer and director knows of no legal proceedings against Console Marketing or its' property contemplated by any governmental authority.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of each director and executive officer of Console Marketing:

         ------------------------------------------------------
              NAME               AGE             POSITION
         ------------------------------------------------------
         Michael Jackson          64        President, Director
         ------------------------------------------------------

On November 19th 2001, Mr. Jackson was elected as an officer and director of Console Marketing. He will serve until the first annual meeting of Console Marketing Inc.'s shareholders and until his successors are elected and qualified. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement. Mr. Jackson plans to devote approximately 20 hours a week to the business of the company until it is no longer a development company, at which time he will spend more than 50% of his time on Company business. Mr. Jackson will oversee the marketing of the software program.

Mr. Jackson incorporated Hillcon Developments Ltd. ("Hillcon") a real estate development company, in 1978 and operated the Company as President until 1983. In 1993 Mr. Jackson re-launched Hillcon and continues to operate the company as President. The Company carries on business as land developers. Mr. Jackson's expertise is to add value to property. Mr. Jackson's ability is to find properties that are undervalued and/or underdeveloped, apply for rezoning and re-sell the property for profit. He also acts as corporate counsel for Hillcon, and prepares all legal documents and negotiates all contracts.


                                Part I - page 7

From July 1999 to September 2001, while continuing to operate Hillcon, Mr. Jackson founded Poker.com Inc. Mr. Jackson acted as chief executive officer and director of Poker.com Inc., a company that traded on the OTC.B.B under the symbol "PKER". In December 2002, Mr. Jackson was re-appointed as CEO of Poker.com Inc. for an interim period of 6 weeks and resigned in January, 2003. In September, 2003 Poker.com Inc. changed its name to LegalPlay Entertainment Inc.

Mr. Jackson's responsibilities at Poker.com Inc. were overseeing the legal aspects of the company as well as managing the sales team.

Mr. Jackson served as president of Ryerson Corporation A.V.V., a position he has held since January 2000. Ryerson is an investment company that deals in real estate and equities. Mr. Jackson's duties include overseeing investment strategies. Ryerson is the controlling shareholder of NetCo Investments Inc. NetCo Investment's Registration Statement, on Form SB-2, was submitted to the Securities and

Exchange Commission and became effective on July 9, 2004. Mr. Jackson is the controlling shareholder of Ryerson and has been the sole officer and director of NetCo Investments since March 2000.

Mr. Jackson also currently serves as president of UniNet Technologies Inc., ("UniNet") a provider of administrative services to Internet companies. He has held that position since January 1999 and is responsible for overseeing the operations of the Company.


There are no plans, arrangements, or understandings pending for Console Marketing to acquire or to be acquired by any company.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


The following table sets forth, as of September 20, 2004, Console Marketing's outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by Console Marketing to own beneficially, more than 5% of its common stock, and the shareholdings of all Executive Officers and Directors as a group. Each person has sole voting and investment power with respect to the shares shown.

=============================================================================
                                                 SHARES OWNED  PERCENTAGE OF
NAME                                                            SHARES OWNED
-----------------------------------------------  ------------  --------------
Michael Jackson                                     3,900,000          90.69%
President and Director
Suite 212, 1166 Alberni Street
Vancouver, BC Canada V6E 3Z3
All Executive Officers and Directors as a Group     3,900,000          90.69%
=============================================================================


                                Part I - page 8

                            DESCRIPTION OF SECURITIES

The following description of Console Marketing's capital stock is a summary of the material terms of its' capital stock. This summary is subject to and qualified in its entirety by Console Marketing's Articles of Incorporation and bylaws, and by the applicable provisions of Nevada law.

The authorized capital stock of Console Marketing consists of 25,000,000 shares:
23,000,000 shares of Common Stock having a par value of $0.001 per share and 2,000,000 shares of Preferred Stock having a par value of $0.001 per share. The Articles of Incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of Console Marketing's common stock.

The holders of shares of common stock of Console Marketing do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Console Marketing's directors.

The holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the immediate future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters except for cumulative voting of Directors. The holders of the shares of common stock have no preemptive or subscription rights. In the event of liquidation, dissolution or winding up of the affairs of Console Marketing, holders are entitled to receive, pro-rata, the net assets of Console Marketing available to shareholders after payment of all creditors and holders of preferred shares.

To the extent that additional shares of Console Marketing's common stock are issued, the relative interests of existing shareholders may be diluted.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

LEGAL MATTERS

The validity of the issuance of common shares to be sold by Console Marketing under this prospectus and the shares was passed upon for the Company by Jack G. Orr and the Law Offices of Jack G. Orr. Neither of these persons is the beneficial owner or the registered owner of any interest in the Company, nor have they been a promoter, underwriter, voting trustee, director, officer, or employee of the Company. Neither of them have any contingent based agreement with Console Marketing or any other interest in or connection to the Company.

EXPERTS

The accounting firm Manning Elliott Chartered Accountants of Vancouver, Canada is the Company's current auditors who have prepared their report on the financial statements for the periods ending August 31 2003 and August 31 2002.

Manning Elliott are experts in accounting and auditing.

Neither Manning Elliott nor Jack Orr were employed on a contingent basis in connection with the registration or offering of Console Marketing's common stock.


                                Part I - page 9

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Console Marketing's Articles of Incorporation provide that it will indemnify its' officers and directors to the full extent permitted by Nevada State law. Console Marketing's bylaws provide that it will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of Console Marketing or is or was serving at the request of Console Marketing as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Console Marketing pursuant to the forgoing provisions or otherwise, Console Marketing has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


                      ORGANIZATION WITHIN THE LAST 5 YEARS

Mr. Michael Jackson is the founder of the Company. Mr. Jackson received 3,900,000 shares as consideration for selling the Company the Console Toolbar technology based on a deemed value of $0.01 per share. The Toolbar technology was valued at $43,000. The transaction was effected on the 19th day of November 2001. Mr. Jackson will be attempting to raise capital for the Company by selling shares under the Offering Prospectus.


                             DESCRIPTION OF BUSINESS

GENERAL

Console Marketing was incorporated under the laws of the State of Nevada on 19th November 2001 and is in its' early development stage. To date, Console Marketing's only activities have been organizational, directed at acquiring its' principal asset, raising its' initial capital and developing its' business plan. Console Marketing has not yet commenced commercial operations and has, to date, never earned any revenues. Console Marketing has no full time employees and owns no real estate.

INDUSTRY NEEDS

The US Department of Commerce (DoC) puts Q2 E-Retail at $15.65B. The latest findings from the US Department of Commerce indicate retail e-commerce increased by 0.9% from Q1 2004 to Q2 2004, totaling $15.65 billion last quarter.

The DoC mentions that online retail sales represented 1.7% of total US retail sales in Q2 of this year, dropping slightly from 1.9% in the first quarter of this year.


                                Part I - page 10

================================================================================
US  Q2 ONLINE RETAIL SALES, 2000-2004 (IN BILLIONS AND % GROWTH VS. PRIOR  YEAR)
--------------------------------------------------------------------------------

2000 =========== $ 6.19

2001 ============== $ 7.79 (26.0%)

2002 ====================== $10.01 (28.4%)

2003 ============================= $12.72 (27.1%)

2004 ======================================= $15.65 (23.1%)

NOTE: DOES NOT INCLUDE FOOD SERVICES. THE CENSUS BUREAU DEFINES E-COMMERCE SALES TO BE THE SALES OF GOODS AND SERVICES WHERE AN ORDER IS PLACED BY THE BUYER OR PRICE AND TERMS OF SALE ARE NEGOTIATED OVER AN INTERNET, EXTRANET, ELECTRONIC DATA INTERCHANGE (EDI) NETWORK, ELECTRONIC MAIL OR OTHER ONLINE SYSTEM; *PRELIMINARY
SOURCE:  US  DEPARTMENT  OF  COMMERCE,  AUGUST  2004
059860   2004  eMarketer,  Inc.  www.eMarketer.com
================================================================================

Using ongoing reports from the DoC as its baseline numbers, management predicts that online retail sales revenues (without travel) will grow to $72.5 billion by year-end 2004, and rise to $121.1 billion by 2007.

Forrester predicts online retail sales will more than double from 2004 to 2010 to total $316 billion in revenues, with online retailing accounting for 12% of total retail sales. Forrester also estimates that most online retail categories will grow with a compound annual growth rate (CAGR) between 10% and 20%. With these figures in mind, barring extraordinary growth in the categories named above the numbers for the DoC should grow at a similar rate into 2010.

----------------------------------------------------------------------------------------------------------------------
                                             WORLD INTERNET USAGE AND POPULATION STATISTICS
       WORLD REGIONS        POPULATION    INTERNET USAGE,   INTERNET USAGE,  USER GROWTH    PENETRATION       % OF
       ------------         ----------    ---------------   ---------------  -----------    -----------       ----
                           (2004 EST.)      (YEAR 2000)       LATEST DATA    (2000-2004)   (% POPULATION)     TABLE
                           -----------      -----------       -----------    -----------   --------------     -----
Africa                       893,197,200        4,514,400        12,253,300       171.4 %           1.4 %        1.5 %
Asia                       3,607,499,800      114,303,000       255,621,793       123.6 %           7.1 %       32.0 %
Europe                       730,894,078      103,096,093       222,212,768       115.5 %          30.4 %       27.9 %
Middle East                  258,993,600        5,272,300        16,831,400       219.2 %           6.5 %        2.1 %
North America                325,246,100      108,096,800       223,771,187       107.0 %          68.8 %       28.1 %
Latin America/ Caribbean     541,775,800       18,068,919        51,181,736       183.3 %           9.4 %        6.4 %
Oceania                       32,540,291        7,619,500        15,981,452       109.7 %          49.1 %        2.0 %
WORLD TOTAL                6,390,146,869      360,971,012       797,853,636       121.0 %          12.5 %      100.0 %

----------------------------------------------------------------------------------------------------------------------
NOTES:  (1)  Internet  Usage  and Population Statistics were updated on August 16, 2004. (2)  Demographic (population)
numbers  are  based  on  data  contained  in the web site gazetteer.de. (3) Internet usage information comes from data published  by  Nielsen//NetRatings,  by  International  Telecommunications  Union, by NICs and other reliable sources.
----------------------------------------------------------------------------------------------------------------------

Management believes that the biggest problem faced by an Internet website today is retention of customers. With the Internet, there are no more captive customers. The effective organization will be one that develops a structure focused on the needs of its' customers. Corporations spend substantial monies on banner advertising and marketing to acquire customers only to subsequently lose a big portion of these customers to other web sites. In order for a corporation to retain customers, their web sites have to be 'sticky' (i.e. there has to be a reason for the customer to want to stay and return to the site.). They need to be informative, dynamic and fun to visit and use. The Console enables a corporation to offer their customers specific information that a customer wants or needs such as corporate news, general news, big discounts including travel discounts, prizes that can be won, etc. As the Console physically only takes up a small portion of the customer's desktop, the customer would be inclined to keep it open if the content were interesting and/or exciting enough. The Console could also be hidden if the customer needed the entire desktop area for other purposes.


                                  Part I - page 11

ACQUISITION OF THE SOFTWARE PROGRAM

On November 19th 2001, Console Marketing's shareholders, Michael Jackson, Cecil Morris and John Buddo, in return for 4,300,000 Common shares of Console Marketing's common stock as consideration, sold, assigned and transferred to Console Marketing their right, title and interest in their proprietary software program,

The TargetBar Console, was developed at a cost of approximately $50,000 for research and development. Management believes that this consideration is compatible with what they would have received in an arms length transaction. The acquisition will enable Console Marketing to sell, license and distribute TargetBar Console software programs to third party corporations, via the Internet, throughout the world.

The software program incorporates a Console or Toolbar, which is a "thin client" toolbar. The Toolbar displays text messages and corporate information and advertising. This creates a connection between the client and their customers. When a customer downloads the Toolbar, it shows up on the customer's desktop. Its' purpose on the desktop is twofold; it provides the user with quick and easy access to common Internet tasks such as searching for a word or subject matter and as a vehicle for the client providing dynamic content . The Console can be docked or undocked and minimized to an icon on the customer's desktop

THE SOFTWARE PRODUCT

The business community, in the early stages of development of the Internet, recognized that web-based marketing was important to their marketing strategy but now realizes that it is a separate challenge to have users find their corporate web site, and once they have, to keep them coming back. Console Marketing has acquired a technology, the 'TargetBar Console', which addresses this crucial element of retaining customers.

The 'TargetBar Console', is a proprietary software program developed by John Buddo, Michael Jackson and Cecil Morris, which will be licensed to organizations who will offer their customers the opportunity of downloading the software program.

This downloadable console will be customized in appearance for each new client with a new 'skin' containing the corporate look and feel of colors, logo and content relevant to their user group. The console will be an important component of the private label branding solution the Company offers. When branding the interface for a specific group, Console Marketing will be able to offer the console as a method for the Corporation to extend their web site and brand presence to the desktop.

The Toolbar will be developed by the Company exclusively for each Customer with proprietary content and items of specific interest provided by the Client for
their customers.   The Company will, by outsourcing, prepare the design and
incorporate the content for the Toolbar. The Toolbar can be used in the following manner:

DESKTOP TASKS

Consolidated search engine
--------------------------
A built-in text pane allows the user to easily perform a web search using some of the most popular search engines. Incorporated engines include google.com, lycos.com yahoo.com and msn.com.

Email reader
------------
The user's default e-mail reader can be quickly launched with the click of an icon.

Favorites menu
--------------
The user's Internet favorites can be accessed from an Exchange Console menu. These links are the same as those found in the browser's favorites menu.


                                Part I - page 12

DYNAMIC CONTENT

Scrolling ticker
----------------
The Exchange Console incorporates a scrolling ticker that allows news sources to serve news headlines in 'real time'. Ticker items can be clicked to display a full article in a browser window. Moving the cursor over the ticker will pause the scrolling. The ticker can be turned on or off.

Banner ads
----------
Banner ads can be easily displayed on the Exchange Console and linked to web pages. Ads can also be rotated and updated in 'real time'.

Console Marketing will charge organizations for each download or a monthly Licensing fee (whichever is the greater). The Console can also provide quick access to certain features such as notification of pending messages, searches, news etc.


THE LICENSES

Console Marketing will design and produce a branded version (skin) for each Licensee, as well as provide new feature and product development services to further customize the product. In addition, Console Marketing will provide a custom designed website for each Licensee.

The Console Marketing Toolbar was designed to support a flexible interface architecture that readily supports a wide range of interface customizations. At a very minimum each skin will incorporate the Licensee's corporate logo, corporate colors and other visual enhancements to tie the branding of the Toolbar to their organization.

In addition to visual enhancements the services offered through the Toolbar will be customized to each organization so their users are provided with relevant information that is of interest to the Licensee's target audience. Offering a range of dynamic content providers that are available to the Licensee will do this. Additional content sources can be integrated into the toolbar for each Licensee if the Licensee wants to offer dynamic content that is not supported by one of Console Marketing's existing content providers.
Console Marketing expects to charge the Licensees $3,000 for their Console design and development and a minimum licensing fee of $2,000 per month or 10 cents per month per download per user (whichever is the greater). Hence, if 50,000 users download a Licensee's web site, Console Marketing would be paid a licensing fee of $5,000.

The Licensee will offer their clients the opportunity of downloading the TargetBar Console, which will provide corporate information and other content as well as enable the corporation to sell advertising on the console. The Console can also be used by an organization to offer products for sale (at regular or discount prices).

Console Marketing's website is currently being developed but is not yet complete. Console Marketing is finalizing the content, which should be completed within 30 days after the prospectus has been declared effective.

BACKGROUND ON VENDORS

The vendors, Michael Jackson, John Buddo and Cecil Morris, spent the past 12 months developing their proprietary software program, which enables a Web site to offer the Console to their customers by downloading the program.

Michael Jackson is president of the Company and coordinated the development of the software program (for more information on Mr. Jackson, please refer to 'Directors, Executive Officers, Promoters and Control Persons.)


                                Part I - page 13

John Buddo has been involved in project management of Internet software programs for the past 5 years. Mr. Morris is a software consultant resident in South Africa and has been consulting for the past 8 years for the printing industry and more recently for software development on the Internet.

Console Marketing Inc. will, in due course, employ their own web designers to design the Licensee's branded skin.

IMPLEMENTATION OF BUSINESS PLAN: MILESTONES

Console Marketing's specific business plan is to create a website, hire sales people, develop and implement an advertising campaign, establish an office and generate revenue. Console Marketing intends to employ commissioned salespeople to market the TargetBar Console to corporations who have a subscription base or a database of at least 20,000 customers such as newspaper publishers, magazine publishers, financial institutions, sports teams and music companies etc. Console Marketing will achieve implementation of its business plan by meeting the following milestones:


     -    MILESTONE  1:  Create a Web Site. Console Marketing Inc. is developing
                         -----------------
          their website. The corporate logo has been designed and the content is in progress. The cost is estimated at $2,000. This milestone should be complete by December 31st 2004.

     -    MILESTONE  2:  Hire Salespeople. Console Marketing will have to engage
                         ----------------
          salespeople to sell Licenses. Console Marketing expects that it may hire two commissioned salespeople during its' first year of operation. The hiring process would include running advertisements in the local newspaper and /or the Internet and conducting interviews. We anticipate that hiring the salespeople may take four to eight weeks. The cost of hiring the salespeople, not including compensation, is estimated at $4,000. This milestone should be achieved by January 31st 2005.

     -    MILESTONE  3:  Development  of  an Advertising Campaign. The next step
                         ----------------------------------------
          would be to develop an advertising campaign, including establishing a list of prospects based on potential clients identified as having a strong data or subscription base, and designing and printing sales materials. We anticipate that it would take approximately six to ten weeks to develop the advertising campaign, depending on the availability of resources. The cost of developing the campaign is estimated at approximately $12,000. This milestone should be achieved by mid-February 2005.

     -    MILESTONE 4: Establish an Office. Console Marketing would establish an
                       --------------------
          office for the sales force and for a web master/web designer. This would include an office, furniture and equipment such as computers, fax, photocopier, printer and telephones. It is anticipated that it may take four to six weeks to locate acceptable office space and select and purchase equipment. The expense of office rental, salary and equipment is estimated to be $60,000 per year. The bulk of these funds will come from future financing. Prior to establishing a permanent office, the Company will use the premises of Hillcon Developments Ltd., currently occupied by Mr. Jackson. This should happen immediately upon closing. The initial cost of equipment is estimated at $10,000.

     -    MILESTONE  5:  Implementation  of  Advertising  Campaign/Sales  Calls.
                         -------------------------------------------------------
          Implementation of the advertising campaign would begin with e-mailing of the sales materials to the identified list of prospects.
          Approximately two weeks thereafter, the salespeople would begin telephone follow-ups. The costs are set out in Milestone 2 above. This should occur by March 2005.

     -    MILESTONE 6: Achieve Revenues. It is difficult to quantify how long it
                       -----------------
          will take to convert a sales call into actual sales and revenues. Console Marketing will not begin receiving orders until its' sales force is able to convince potential clients that the Console could be a valuable tool to retain customer loyalty. Console Marketing hopes that clients would enter into sub-licensing agreements within weeks of a sales call, but it may take several months before a Licensee enters into a contract. Assuming Console Marketing has received all necessary approvals to begin raising


                                Part I - page 14
          funds by November 2004, and assuming an offering period of approximately one month, in a best case scenario Console Marketing may receive its first revenues as early as April 2005. However, a more realistic estimate of first revenues would be June 2005 or later. The Company expects to sell 50 Licenses in their first 12 months of active operation.

     -    MILESTONE  7:  Raise  Working  Capital.  The  Company plans to raise a
                         ------------------------
          further $100,000 to achieve further Milestones. This should be undertaken by November 2005.

As discussed more fully in Management's Discussion and Analysis-Liquidity and Capital Resources section, the expenses of implementing Console Marketing's business plan may exceed the funds raised by this offering, and Console Marketing will raise additional financing through an offering or through capital contributions by its' current shareholders. No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Console Marketing or at all.

HOW OUR BUSINESS WILL GENERATE REVENUE

Console Marketing will charge organizations wishing to License the Console software a set up cost of $3,000 and a monthly licensing fee of $2,000 or 10 per download per month (whichever is the greater).

Console Marketing would also earn revenue by selling exclusive content to its' customers or otherwise acquiring rights to externally provided content such as on-line investing, financial newsletters and stock quotes, specific sports news, travel information and on-line discount shopping malls which can be re-sold to the Licensee.

If Console Marketing were able to achieve a customer base of 25 Corporations using the system, the company would earn $75,000 in set up fees plus a minimum of $50,000 per month. We expect each salesperson to sell approximately 2 Licenses per month.

COMPETITION

The electronic commerce industry is new, rapidly evolving and intensely competitive, and Console Marketing expects competition to intensify in the future. Hence, the TargetBar Console is a valuable tool that can be used by a retailer or any other corporate entity that wishes to sell to his customer and/or retain the customer by offering valuable information and content. The console creates a nexus between the Licensee and their customer and will develop customer loyalty if content and/or services are valuable to the customer.


There are no other companies, to the knowledge of Console Marketing, that are presently re-selling their technology to other companies. However, an Internet company, HotBar.com, has developed a similar software program, which they market under their own brand name. Their business model is based on providing colored 'skins' to a browser's toolbar Hotbar.com allows a user to download their toolbar which has various color segments which provide different offerings such as acards, animation, meet friends as well as offering a premier membership for $29.95.

Console Marketing's competitors will include:

     - Traditional advertising mediums such as newspaper and magazine advertising.
     -    On-line banner advertising.
     -    Direct sales marketing organizations.
     -    Other companies that will develop a similar console.

Many of Console Marketing's potential competitors, such as newspapers, magazines, on-line banner advertisers and direct sales marketing organizations may have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources


                                Part I - page 15
than Console Marketing has. Competitors may adopt aggressive pricing policies and devote substantially more resources to website and systems development than Console Marketing does. Increased competition may result in reduced operating margins and loss of market share.

Console Marketing believes that the principal competitive factors faced by their Licensees are their:

     -    Ability  to  attract  and  retain  customers;
     -    Breadth  of  product  selection;
     -    Product  pricing;
     -    Ability  to  customize  products  and  information;
     -    Quality  and  responsiveness  of  customer  service.

Console Marketing believes that the Console can be a valuable tool to enable the Licensee to compete favorably with the competition. However, Console Marketing will have no control over how successful its' Clients and/or their competitors are in addressing these factors.

Console Marketing hopes to attract and retain corporate organizations through the following key attributes of its' business:

     -    By  assisting  them  in  designing  competitive  Consoles and content.
     - Low Costs - Console Marketing intends to charge clients $2,000 per month or 10 per month per download (whichever is the greater) which is, in the opinion of management, an extraordinarily low cost to retain a customer. In a situation where an organization has 50,000 customers who download the Console software, the revenue generated by the organization for Console Marketing would be $5,000 per month.
     - Customer Service. By providing customers with an exceptional and timely service.

REGULATION OF THE INTERNET

In general, existing laws and regulations apply to transactions and other activity on the Internet; however, the precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet or electronic commerce. Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes on the Internet. Additionally, due to the increasing use of the Internet as a medium for commerce and communication, it is possible that new laws and regulations may be enacted with respect to the Internet and electronic commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the Internet may impair the growth of Internet use but may result in an increase in Console Marketing's sales as corporations find it more important to retain existing customers than find new ones.

EMPLOYEES

Console Marketing is a development stage Company and currently has one employee, Michael Jackson, its' President who currently manages the Company. Console Marketing looks to Mr. Jackson for his entrepreneurial skills and talents. For a complete discussion of Mr. Jackson's experience, please see "Directors and Executive Officers." Management plans to use consultants, attorneys and accountants as necessary and shall only engage full-time employees as funds become available. Console Marketing may hire commissioned salespeople rather than full time employees. A portion of any employee compensation likely would include the right to acquire stock in Console Marketing, which would dilute the ownership interest of holders of shares of its' common stock.


                                Part I - page 16

MATERIAL CONTRACTS

Console Marketing has acquired ownership of the TargetBar Console software program by Purchase Agreement, which is attached hereto as Exhibit 10.1. A Management Agreement with Mr. Jackson is attached as Exhibit 5.0

AVAILABLE INFORMATION AND REPORTS TO SECURITIES HOLDERS

Console Marketing has filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to Console Marketing and its common stock, see the registration statement and the exhibits and schedules thereto. Any document Console Marketing files may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Console Marketing's filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

Upon completion of this offering, Console Marketing will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.

The Company will send Annual Reports to their shareholders, which will include audited financial statements.


                                Part I - page 17

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis of Console Marketing's financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this Prospectus.

This prospectus contains forward-looking statements, the accuracy of which involves risks and uncertainties. Words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions are used to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential markets for Console Marketing's products. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Console Marketing's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Console Marketing described in "Risk Factors" and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with Console Marketing's Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.

RESULTS OF OPERATIONS

During the period from November 19th 2001 through May 31, 2004, Console Marketing has engaged in no significant operations other than organizational activities, acquisition of the TargetBar Console software program and preparation for registration of its' securities under the Securities Act of 1933, as amended. No revenues were received by Console Marketing during this period.

Net losses and accumulated deficits from November 19, 2001 to May 31, 2004 were:
$37,427.

For the current fiscal year, Console Marketing anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933 and expenses associated with setting up a company structure to begin implementing its business plan. Console Marketing anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

Console Marketing's business plan is to raise working capital and start marketing the TargetBar Console to corporate organizations.

LIQUIDITY AND CAPITAL RESOURCES

Console Marketing is conducting this offering, in part, because it believes that an early registration of its' equity securities will minimize some of the impediments to capital formation that otherwise exist. By having a registration statement in place, Console Marketing believes it will be in a better position, either to conduct a future public offering of its' securities or to undertake a private placement with registration rights, than if it were a completely private company. Registering its' shares will help minimize the liquidity discounts Console Marketing may otherwise have to take in a future private placement of its' equity securities, because investors will have a high degree of confidence that the Rule 144(c)(1) public information requirement will be satisfied, and a public market will exist to effect Rule 144(g) broker transactions. Console Marketing believes that the cost of registering its' securities, and undertaking the affirmative disclosure obligations that such a registration entails, will be more than offset by avoiding deep liquidity discounts in future sales of securities.

No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Console Marketing or at all. Console Marketing expects to begin earning revenues shortly after a sales force is in place. In the event the Company is unable to raise any financing from this offering the offering expenses will be paid for by Mr. Jackson, a shareholder.


                                Part I - page 18

Console Marketing remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. As of the date of this prospectus, the Company has yet to generate any revenue from its' business operations. However, the Company does not consider itself a blank check company and does not intend to merge with or acquire another company in the foreseeable future.

As of May 31 2004, the Company has received $22,322 from related parties, which was used to fund the Company's operation activities of $22,277, which resulted in a $45 cash balance. As of May 31st 2004, this cash balance of $45 represents the Company's only asset and the Company's liabilities are $25,472.

Console Marketing Inc. plans to engage one or two commissioned salespeople to commence a marketing campaign to License the TargetBar Console technology. Console Marketing expects to begin earning revenues shortly after a sales force is in place.

Console Marketing's business plan is to raise $106,250 as initial capital and commence marketing the TargetBar Console Licenses to corporate organizations. Console Marketing will engage commissioned salespeople to market the products. Based primarily on discussions with management, Console Marketing believes that during its first 9 months of operation it will require approximately $81,000 to achieve a sustainable sales level where ongoing operations can be funded out of revenues. This capital is intended to cover costs of advertising, hiring and paying two salespeople and administrative expenses.

The net proceeds to Console Marketing from the sale of the 4,250,000 shares of common stock offered by Console Marketing hereby at an assumed initial public offering price of $.025 per share are estimated to be $89,250 after deducting estimated offering expenses of $17,000, which will be paid out of proceeds of the offering. Therefore, if the offering is fully subscribed, Console Marketing should have sufficient capital to launch their business plan.

Console Marketing has no commitments for capital expenditures. The capital requirement for the first 12 months of operations is estimated at $114,000 and the capital requirement for the first 6-month period is estimated at $53,000.

We propose to raise a minimum of $100,000 within 6 months after public trading in order to carry out our business plan. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Console Marketing or at all. If not available, Console Marketing Inc.'s operations would be severely limited, and it would be unable to implement its' business plan, and may fail. Console Marketing has no commitments for capital expenditures.

However, the Company is confident that if they are able to raise the minimum funding proposed under this Offering, they will be in a position to launch their marketing campaign and start earning revenue. Management believes that as soon as they are able to earn and show revenue, they will be in a stronger position to raise further capital through a private placement.

In the process of carrying out its business plan, Console Marketing may determine that it cannot raise sufficient capital to support the business on acceptable terms, or at all. Console Marketing Inc.'s board of directors has a fiduciary duty to act in the best interests of the corporation and its' shareholders. The board of directors may decide that it is in the best interests of the corporation and its' shareholders to liquidate the business.

Console Marketing is not currently a party to any contracts, letters of intent, commitments or agreements and is not currently engaged in active negotiations with respect to any acquisitions other than the TargetBar acquisition (Exhibit 10.1) and the Management Agreement with Mr. Jackson (Exhibit 5.0).


                                Part I - page 19

                            DESCRIPTION OF PROPERTY

Console Marketing currently maintains limited commercial office space, occupied by Michael Jackson, for which it pays no rent. Hillcon Developments Ltd. rents their offices on a month-to-month basis. Its' address is Suite 212, 1166 Alberni Street, Vancouver, British Columbia V6E 3Z3, Canada and its' phone number is
(604) 681-1064. Console Marketing does not believe that it will need to obtain additional office space at any time in the foreseeable future until its' business plan is more fully implemented.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No director, executive officer or nominee for election as a director of Console Marketing, and no owner of five percent or more of Console Marketing's outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $60,000.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No established public trading market exists for Console Marketing's securities. Console Marketing has no common equity subject to outstanding purchase options or warrants. Console Marketing has no securities convertible into its' common equity. There is no common equity that Console Marketing has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by Console Marketing

As of September 20th 2004, there were 4,300,000 shares of common stock outstanding, held by 3 shareholders of record of which one shareholder is a Director and Officer. Upon effectiveness of the registration statement that includes this prospectus, 4,300,000 of Console Marketing's outstanding shares will be eligible for sale. The shares issued prior to this prospectus will be subject to Rule 144 of the Securities Act of 1933, in addition to providing an exemption for re-sales of securities, restricts sales by affiliates to one percent of the issuer's outstanding stock in any given 3 month period.

To date, Console Marketing has not paid any dividends on its' common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon Console Marketing's future earnings, if any, its' financial condition, and other factors as deemed relevant by the Board of Directors.


                             EXECUTIVE COMPENSATION

SUMMARY  COMPENSATION  TABLE

The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the years ended August 31 2002 and 2003. Other than as set forth herein, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

---------------------------------------------------------------------------------
NAME AND PRINCIPAL POSITION  AUG 31  ANNUAL COMPENSATION   SECURITIES, UNDERLYING
                                                               OPTIONS/SAR'S
---------------------------------------------------------------------------------
Michael Jackson                2002  $      4,500                    nil
President                      2003  $      6,000                    nil
                              2004*  $      4,500                    nil
---------------------------------------------------------------------------------

*  as  of  May  31st  2004.


                                Part I - page 20

Mr. Jackson received remuneration from the Company of $6,000 for carrying out the day-to-day management responsibilities of the Company. Mr. Jackson has agreed to defer the remaining portion of the payment until revenue has been earned by the Company. Console Marketing has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. Console Marketing has no employment contract or compensatory plan or arrangement with any executive officer of Console Marketing. The director currently does not receive any cash compensation from Console Marketing for his service as a member of the board of directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships and Related Transactions."


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURES

The registrant has made no changes and has no disagreements with the Company's accountants on accounting and financial disclosures.


                              FINANCIAL STATEMENTS

The Financial Statements required by this Item are included at the end of this report beginning on page F-1.


                                Part I - page 21

                 PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Console Marketing's Articles of Incorporation provide that it must indemnify its' directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer of Console Marketing or a fiduciary of an employee benefit plan, or is or was serving at the request of Console Marketing as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The effect of these provisions is potentially to indemnify Console Marketing's directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Console Marketing. Pursuant to Nevada law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

The Bylaws of Console Marketing, filed as Exhibit 3.2, provide that it will indemnify its' officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Console Marketing, absent a finding of negligence or misconduct in office. Console Marketing's Bylaws also permit it to maintain insurance on behalf of its' officers, directors, employees and agents against any liability asserted against and incurred by that person.


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following expenses are estimates related to costs of registration

==============================================================
                                                    AMOUNT TO
                                                     BE PAID
--------------------------------------------------------------
SEC registration fee                                $     8.59
Printing and engraving expenses                            100
Attorney's fees and expenses                             5,000
Accountant's fees and expenses                           8,000
Transfer agent's and registrar's fees and expenses         500
Miscellaneous                                         3,391.41
                                                    ==========
TOTAL                                               $   17,000
==============================================================

     The  Registrant  will  bear  all  expenses  shown  above.

Attorney's fees will be expended for legal opinion and assistance in preparing this SB-2. The Company has, to date, paid $1,020 to James N. Rodgers, $500 to Dieterich and Associates and $2,500 to Jack Orr.


                                Part II - page 22

                     RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sale of Console Marketing's securities without registration since its' formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

On November 19th 2001, Console Marketing issued 3,900,000 shares of common stock to Michael Jackson, 200,000 shares of common stock to Cecil Morris and 200,000 shares of common stock to John Buddo in compensation for the sale of the TargetBar Console software program which the Vendor's valued at $43,000.

The issuance of the shares was exempt from registration under Rule 506 of Regulation D, sections 3(b) and 4(2) of the Securities Act of 1933, as amended, due to the shareholder's status as the founders and initial management of Console Marketing, and their status as accredited investors, and the limited number of investors (three) and the offer and sale of the stock outside the United States.



                                    EXHIBITS

The following exhibits are filed as part of this Registration Statement:

EXHIBIT NUMBER  DESCRIPTION
     3.1*       Articles of Incorporation
     3.2*       Bylaws
     4.1*       Specimen Stock Certificate
     4.1.1      Specimen Stock Certificate (revised)
     4.2*       Stock Subscription Agreement
     5.0*       Management Agreement
     5.1*       Opinion re: legality
    10.1*       Acquisition Agreement
    23.1        Consent of Independent Auditors
    23.2*       Consent of Counsel (see Exhibit 5.1)
    27.1*       Financial Statements

*  Previously  filed.



                             Item # 28 UNDERTAKINGS

The  Registrant  hereby  undertakes  that  it  will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities of the securities at that time to be the initial bona fide Offering.


                                Part II- page 23

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

(4) Provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                Part II - page 24

                             CONSOLE MARKETING INC.

                          (A Development Stage Company)

                          INTERIM FINANCIAL STATEMENTS

                                  May 31, 2004

                             (Stated in US Dollars)

                                   (Unaudited)
                                   -----------

Console Marketing Inc.
(A Development Stage Company)
Balance Sheets
(expressed in U.S. dollars)

============================================================================================
                                                                    May 31,      August 31,
                                                                      2004          2003
                                                                  (unaudited)    (audited)
                                                                       $             $
--------------------------------------------------------------------------------------------
ASSETS

Currents Assets

Cash                                                                       45           140

Intangible Assets (Note 3)                                                  -             -
--------------------------------------------------------------------------------------------

Total Assets                                                               45           140
============================================================================================


LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities

Accounts payable                                                        1,950         1,373
Accrued liabilities                                                     1,200         2,000
Due to related parties (Note 4(d))                                     22,322        14,483
--------------------------------------------------------------------------------------------

Total Current Liabilities                                              25,472        17,856
--------------------------------------------------------------------------------------------

Contingent Liability (Note 1)

Stockholders' Deficit

Preferred Stock: 2,000,000 shares authorized with a par
value of $.001; none issued                                                 -             -

Common Stock: 23,000,000 shares authorized with a par value of
..001; 4,300,000 issued and outstanding respectively                    4,300         4,300

Additional Paid-in Capital                                             (4,300)       (4,300)

Donated Capital (Note 4(a))                                            12,000         9,750

Deficit Accumulated During the Development Stage                      (37,427)      (27,466)
--------------------------------------------------------------------------------------------

Total Stockholders' Deficit                                           (25,427)      (17,716)
--------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Deficit                                45           140
--------------------------------------------------------------------------------------------

(The accompanying notes are an integral part of the financial statements)

Console Marketing Inc.
(A Development Stage Company)
Statements of Operations
(expressed in U.S. dollars)
(unaudited)

                                                                                             Accumulated from
                                                                                               November 19,
                                                                                                   2001
                                          Three Months Ended         Nine Months Ended      (Date of Inception)
                                                May 31,                   May 31,              to May 31,
                                          2004         2003         2004         2003              2004
                                            $            $            $            $                $
Revenue                                         -            -            -            -                     -
---------------------------------------------------------------------------------------------------------------


Expenses

Accounting and legal                          350        1,570        1,150        2,820                 8,925
Interest                                      144            -          432            -                   432
Organizational expenses                       205           44        1,629          389                 5,570
Management fees (Note 4(b))                 1,500        1,500        4,500        4,500                10,500
Value of consulting services donated
 by a related party                             -            -            -            -                 4,500
Value of rent donated by a related
party (Note 4(a))                             750          750        2,250        2,250                 7,500
---------------------------------------------------------------------------------------------------------------

                                            2,949        3,864        9,961        9,959                37,427
---------------------------------------------------------------------------------------------------------------

Net Loss for the Period                    (2,949)      (3,864)      (9,961)      (9,959)              (37,427)
---------------------------------------------------------------------------------------------------------------


Basic and Diluted Loss Per Share                -            -            -            -
===============================================================================================================


Weighted Average Number of Common
Shares Outstanding                      4,300,000    4,300,000    4,300,000    4,300,000
===============================================================================================================

(The accompanying notes are an integral part of the financial statements)

Console Marketing Inc.
(A Development Stage Company)
Statements of Cash Flows
(expressed in U.S. dollars)
(unaudited)

                                               Nine Months Ended
                                                    May 31
                                               2004        2003
                                                $            $
===================================================================
Cash Flows to Operating Activities

Net loss for the period                        (9,961)      (9,959)

Adjustments to reconcile net loss to cash

Value of rent donated by a related party        2,250        2,250

Change in non cash working capital items                         -

Accounts payable and accrued liabilities         (223)         577
-------------------------------------------------------------------

Net Cash Used in Operating Activities          (7,934)      (7,132)
-------------------------------------------------------------------

Cash Flows From Financing Activities

Advances from related parties                   7,839        6,067
-------------------------------------------------------------------

Net Cash From Financing Activities              7,839        6,067
-------------------------------------------------------------------

Decrease in cash                                  (95)      (1,065)

Cash - Beginning of Period                        140        1,255
-------------------------------------------------------------------

Cash - End of Period                               45          190
===================================================================

Supplemental Disclosures
Interest paid                                       -            -
Income tax paid                                     -            -
===================================================================

(The accompanying notes are an integral part of the financial statements)

Console  Marketing  Inc.
(A  Development  Stage  Company
Notes  to  the  Financial  Statements
(expressed  in  U.S.  dollars)
(unaudited)


1.   Development  Stage  Company

     Console Marketing Inc. herein (the "Company") was incorporated in the State of Nevada, U.S.A. on November 19, 2001. The Company's business plan is to market and provide Internet services for a software program (See Note 3) known as the "TargetBar Console" that allows companies to extend and maintain their website presence on a users' desktop while the user is involved in other activities.

     In a development stage company, management devotes most of its activities in implementing its business plan. Planned principal business activities have not yet begun. The ability of the Company to emerge from the development stage with respect to its planned principal business activity is dependent upon its successful efforts to raise equity financing and then to generate profits. There is no guarantee that the Company will be able to raise any equity financing and or become profitable. There is substantial doubt regarding the Company's ability to continue as a going concern.

     The Company will file an SB-2 Registration Statement with the U.S. Securities and Exchange Commission which includes a public offering of 4,250,000 common shares at $.025 per share on a best efforts basis with a minimum subscription of 2,125,000 shares.

2.   Summary  of  Significant  Accounting  Policies

     (a)  Basis  of  Accounting

          These financial statements have been prepared in accordance with United States generally accepted accounting principles and are expressed in United States dollars.

     (b)  Year  End

          The  Company's  fiscal  year  end  is  August  31.

     (c)  Long-Lived  Assets

          SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" establishes a single accounting model for long-lived assets to be disposed of by sale including discontinued operations. SFAS 144 requires that these long-lived assets be measured at the lower of the carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations.

     (d)  Cash  and  Cash  Equivalents

          The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

     (e)  Use  of  Estimates  and  Assumptions

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.

Console  Marketing  Inc.
(A  Development  Stage  Company
Notes  to  the  Financial  Statements
(expressed  in  U.S.  dollars)
(unaudited)


2.   Summary  of  Significant  Accounting  Policies  (continued)

     (f) Basic and Diluted Net Income (Loss) Per Share The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

     (g)  Revenue  Recognition

          The Company recognizes revenue from licensing software in accordance with AICPA Statement of Position No. 97-2, as amended, Software Revenue Recognition and SEC Staff Accounting Bulletin 101. Revenue from the sale of software is recognized upon delivery of the product when persuasive evidence of an arrangement exists, the price is fixed or determinable, collection of the resulting receivable is probable, and product returns can be reasonably estimated. This policy is prospective in nature as the Company has not generated any revenues.

     (h)  Comprehensive  Loss

          SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at May 31, 2004, the Company has no items that represent comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

     (i)  Financial  Instruments

          The Company's financial instruments consist of cash, accounts payable, accrued liabilities, advances from related parties and others. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of cash, accounts payable and accrued liabilities, advances from related parties and other advances approximates their carrying value due to the immediate or short-term maturity of these financial instruments.

     (j)  Software  Development  Costs

          Costs incurred in the research and development of software products are charged to operations as incurred until technological feasibility has been established. After technological feasibility is established, any additional costs are to be capitalized in accordance with SFAS No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed". The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors such as anticipated future revenues, estimated economic life and changes in software and hardware technologies. No software development costs have been capitalized as of May 31, 2004.

     (k)  Foreign  Currency  Transactions/Balances

          The Company's functional currency is the United States dollar. Occasional transactions occur in Canadian currency, and management has adopted SFAS No. 52, "Foreign Currency Translation". Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction.

Console  Marketing  Inc.
(A  Development  Stage  Company
Notes  to  the  Financial  Statements
(expressed  in  U.S.  dollars)
(unaudited)


2.   Summary  of  Significant  Accounting  Policies  (continued)

     (l)  Concentration  of  Credit  Risk

          Financial instruments that potentially subject the Company to credit risk consist principally of cash. Cash was deposited with a high quality credit institution.

     (m)  New  Accounting  Pronouncements

          In December 2003, the United States Securities and Exchange Commission issued Staff Accounting Bulletin No. 104, "Revenue Recognition" (SAB
          104), which supersedes SAB 101, "Revenue Recognition in Financial Statements." The primary purpose of SAB 104 is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104. The adoption of SAB 104 did not have a material impact on the Company's financial statements.

     (n)  Interim  Financial  Statements

          These interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

3.   Intangible  Asset

     The Company acquired a proprietary software product known as TargetBar Console. The Company issued 4,300,000 common shares to the vendors for all rights, title and interest to the proprietary product. The shares are to be distributed amongst the three vendors at their discretion. One of the vendors is the President of the Company. The software product was recorded at no value due to the lack of historical cash flow, the lack of an established market for the product and one of the vendors being a non-arms length party and no evidence existed as to their cost of developing the product. However, it is the Company's intention to implement its business plan by hiring commissioned sales staff, developing an advertising campaign, establishing an office, implementing the advertising campaign and begin making sales and licensing the product.

4.   Related  Party  Balances/Transactions

     Related party transactions are recorded at their exchange amounts. See Note 3 for a software product purchased from a related party with shares of the Company.

     The amounts owing to the President of the Company and a company under his control are for cash advances, an assignment of debt, management fees and organizational expenses paid on behalf of the Company and are non-interest bearing, unsecured with no fixed terms of repayment.

     (a) The President of the Company has donated rent valued at $250 per month which has been charged to operations and treated as donated capital.

     (b) In September 2002, the Company entered into a management agreement with the President of the Company to pay for management services valued at $500 per month for a term of one year. The management agreement automatically renews each year.

Console  Marketing  Inc.
(A  Development  Stage  Company
Notes  to  the  Financial  Statements
(expressed  in  U.S.  dollars)
(unaudited)


4.   Related  Party  Balances/Transactions  (continued)

     (c) On June 5, 2003 the Company received $25,000 by way of a promissory note from Hokley Limited, a non-related party. The promissory note bears interest at 5% and is due on June 5, 2006. On July 15, 2003 the President of the Company entered into an assignment with Hokley Limited; whereby Hokley Limited assigned all right, title and interest of the promissory note to the President of Company. At May 31, 2004 the amount owing on the promissory note was $12,153.

                             CONSOLE MARKETING INC.

                          (A Development Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                            August 31, 2003 and 2002

                             (Stated in US Dollars)
                             ----------------------

                                [GRAPHIC OMITED]


M A N N I N G  E L L I O T T               11th Floor, 1050 West Pender
                                           Street, Vancouver, BC, Canada V62 3s7

C H A R T E R E D  A C C O U N T S         Phone: 604.714.3600 Fax: 604.714.3669
                                           Web: manningelliott.com



                          Independent Auditors' Report
                          ----------------------------

To the Stockholders and Board of Directors of Console Marketing Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Console Marketing Inc. (A Development Stage Company) as of August 31, 2003 and 2002 and the related statements of operations, stockholders' equity and cash flows accumulated for the period from November 19, 2001 (Date of Inception) to August 31, 2003 and the year ended August 31, 2003 and from November 19, 2001 (Date of Inception) to August 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards used in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Console Marketing Inc. (A Development Stage Company), as of August 31, 2003 and 2002, and the results of its operations and its cash flows accumulated for the period from November 19, 2001 (Date of Inception) to August 31, 2003 and the year ended August 31, 2003 and from November 19, 2001 (Date of Inception) to August 31, 2002, in conformity with generally accepted accounting principles used in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues or started its planned principal business activity. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ "Manning Elliott"


CHARTERED ACCOUNTANTS

Vancouver, Canada

February 9, 2004

Console  Marketing  Inc.
(A  Development  Stage  Company)
Balance  Sheets
(expressed  in  U.S.  dollars)


                                                                   August 31,    August 31,
                                                                      2003          2002
                                                                       $             $
--------------------------------------------------------------------------------------------
ASSETS

Currents Assets

Cash                                                                      140         1,255

Intangible Assets (Note 3)                                                  -             -
--------------------------------------------------------------------------------------------

Total Assets                                                              140         1,255
============================================================================================


LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities

Accounts payable                                                        1,373            73
Accrued liabilities                                                     2,000         1,000
Due to related parties (Note 4)                                        14,483         5,538
--------------------------------------------------------------------------------------------

Total Current Liabilities                                              17,856         6,611
--------------------------------------------------------------------------------------------

Contingent Liability (Note 1)

Stockholders' Deficit

Common Stock: 23,000,000 shares authorized with a par value of
..001; 4,300,000 issued and outstanding respectively                    4,300         4,300
Additional Paid-in Capital                                             (4,300)       (4,300)
--------------------------------------------------------------------------------------------

                                                                            -             -
Preferred Stock: 2,000,000 shares authorized with a par
value of $.001; none issued                                                 -             -
Donated Capital (Note 4)                                                9,750         6,750
--------------------------------------------------------------------------------------------

                                                                        9,750         6,750

Deficit Accumulated During the Development Stage                      (27,466)      (12,106)
--------------------------------------------------------------------------------------------

Total Stockholders' Deficit                                           (17,716)       (5,356)
--------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Deficit                               140         1,255
============================================================================================

(The  accompanying  notes  are  an  integral  part  of the financial statements)

Console  Marketing  Inc.
(A  Development  Stage  Company
Statements  of  Operations
(expressed  in  U.S.  dollars)

                                                                         From            Accumulated from
                                                                     November 19,          November 19,
                                                  For the year           2001                  2001
                                                     ended       (Date of Inception)   (Date of Inception)
                                                   August 31,       to August 31,         to August 31,
                                                      2003               2002                  2003
                                                       $                  $                     $
Revenue                                                      -                     -                     -
-----------------------------------------------------------------------------------------------------------


Expenses

Accounting and legal                                     4,775                 3,000                 7,775
Organizational expenses                                  1,585                 2,356                 3,941
Management fees (Note 4. b)                              6,000                     -                 6,000
Value of consulting services donated by a
related party                                                -                 4,500                 4,500
Value of rent donated by a related party (Note
 4. a)                                                   3,000                 2,250                 5,250
-----------------------------------------------------------------------------------------------------------

                                                        15,360                12,106                27,466
-----------------------------------------------------------------------------------------------------------

Net Loss for the Period                                (15,360)              (12,106)              (27,466)
===========================================================================================================


Basic Loss Per Share                                         -                     -
===========================================================================================================


Weighted Average Number of Common Shares
Outstanding                                          4,300,000             4,300,000
===========================================================================================================

(Diluted loss per share has not been presented as the result is anti-dilutive)

(The accompanying notes are an integral part of the financial statements)

Console  Marketing  Inc.
(A  Development  Stage  Company)
Statements  of  Cash  Flows
(expressed  in  U.S.  dollars)


                                                                          From            Accumulated from
                                                                      November 19,          November 19,
                                                   For the year           2001                  2001
                                                      ended       (Date of Inception)   (Date of Inception)
                                                    August 31,       to August 31,         to August 31,
                                                       2003               2002                  2003
                                                        $                  $                     $
Cash Flows to Operating Activities

Net loss for the period                                 (15,360)              (12,106)              (27,466)

  Adjustments to reconcile net loss to cash

    Value of rent donated by a related party              3,000                 2,250                 5,250
    Value of consulting services donated by a
    related party                                             -                 4,500                 4,500

Change in non cash working capital items

  Accounts payable and accrued liabilities                2,300                 1,073                 3,373
============================================================================================================

Net Cash Used In Operating Activities                   (10,060)               (4,283)              (14,343)
============================================================================================================

Cash Flows from Financing Activities

  Advances from related parties                           8,945                 5,538                14,483
------------------------------------------------------------------------------------------------------------

Net Cash from Financing Activities                        8,945                 5,538                14,483
------------------------------------------------------------------------------------------------------------

Increase (Decrease) in Cash                              (1,115)                1,255                   140

Cash - Beginning of Period                                1,255                     -                     -
============================================================================================================

Cash - End of Period                                        140                 1,255                   140
============================================================================================================

Non-Cash Financing Activities

A total of 4,300,000 shares were issued for the
acquisition of a License (Note 3)                             -                     -                     -

Supplemental Disclosures

Interest paid                                                 -                     -                     -
Income tax paid                                               -                     -                     -


(The accompanying notes are an integral part of the financial statements)

Console  Marketing  Inc.
(A  Development  Stage  Company)
Statement  of  Stockholders'  Deficit
From  November  19,  2001  (Date  of  Inception)  to  August  31,  2003
(expressed  in  U.S.  dollars)


                                                                                Deficit
                                                                             Accumulated
                                                                Additional    During the
                                              Common Stock       Paid-in      Development
                                            Shares    Amount     Capital         Stage
                                               #         $          $              $
Balance - November 19, 2001 (Date of
Inception)                                         -        -            -              -

Stock issued for "The Targetbar License"   4,300,000    4,300       (4,300)             -

Net loss for the period                            -        -            -        (12,106)
------------------------------------------------------------------------------------------

Balance - August 31, 2002                  4,300,000    4,300       (4,300)       (12,106)

Net loss for the year                              -        -            -        (15,360)
------------------------------------------------------------------------------------------

Balance - August 31, 2003                  4,300,000    4,300       (4,300)       (27,466)
==========================================================================================


(The accompanying notes are an integral part of the financial statements)

Console  Marketing  Inc.
(A  Development  Stage  Company)
Notes  to  the  Financial  Statements
(expressed  in  U.S.  dollars)


1.   Development  Stage  Company

     Console Marketing Inc. herein (the "Company") was incorporated in the State of Nevada, U.S.A. on November 19, 2001. The Company's business plan is to market and provide Internet services for a software program (See Note 3) known as the "Targetbar Console" that allows companies to extend and maintain their website presence on a users' desktop while the user is involved in other activities. In a development stage company, management devotes most of its activities in implementing its business plan. Planned principal business activities have not yet begun. The ability of the Company to emerge from the development stage with respect to its planned principal business activity is dependent upon its successful efforts to raise equity financing and then to generate profits. There is no guarantee that the Company will be able to raise any equity financing and or become profitable. There is substantial doubt regarding the Company's ability to continue as a going concern.

     The Company is currently in the process of filing an SB-2 Registration Statement with the U.S. Securities and Exchange Commission which includes a public offering of 4,250,000 common shares at $.025 per share on a best efforts basis with a minimum subscription of 2,125,000 shares.

2.   Summary  of  Significant  Accounting  Policies

     (a)  Basis  of  Accounting

          These financial statements have been prepared in accordance with United States generally accepted accounting principles and are expressed in United States dollars.

     (b)  Year  End

          The  Company's  fiscal  year  end  is  August  31.

     (c)  Long-Lived  Assets

          SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" establishes a single accounting model for long-lived assets to be disposed of by sale including discontinued operations. SFAS 144 requires that these long-lived assets be measured at the lower of the carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations.

     (d)  Cash  and  Cash  Equivalents

          The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

     (e)  Use  of  Estimates  and  Assumptions

          The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.

Console  Marketing  Inc.
(A  Development  Stage  Company)
Notes  to  the  Financial  Statements
(expressed  in  U.S.  dollars)


2.   Summary  of  Significant  Accounting  Policies  (continued)

(f)  Basic  and  Diluted  Net  Income  (Loss)  Per  Share

     The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

(g)  Revenue  Recognition

     The Company recognizes revenue from licensing software in accordance with AICPA Statement of Position No. 97-2, as amended, Software Revenue Recognition and SEC Staff Accounting Bulletin 101. Revenue from the sale of software is recognized upon delivery of the product when persuasive evidence of an arrangement exists, the price is fixed or determinable, collection of the resulting receivable is probable, and product returns can be reasonably estimated. This policy is prospective in nature as the Company has not generated any revenues.

(h)  Comprehensive  Loss

     SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at August 31, 2003, the Company has no items that represent comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

(i)  Financial  Instruments

     The Company's financial instruments consist of cash, accounts payable, accrued liabilities, advances from related parties and others. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of cash, accounts payable and accrued liabilities, advances from related parties and other advances approximates their carrying value due to the immediate or short-term maturity of these financial instruments.

(j)  Software  Development  Costs

     Costs incurred in the research and development of software products are charged to operations as incurred until technological feasibility has been established. After technological feasibility is established, any additional costs are to be capitalized in accordance with SFAS No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed". The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors such as anticipated future revenues, estimated economic life and changes in software and hardware technologies. No software development costs have been capitalized as of August 31, 2003.

Console  Marketing  Inc.
(A  Development  Stage  Company)
Notes  to  the  Financial  Statements
(expressed  in  U.S.  dollars)


2.   Summary  of  Significant  Accounting  Policies  (continued)


     (k) Foreign Currency Transactions/Balances The Company's functional currency is the United States dollar. Occasional transactions occur in Canadian currency, and management has adopted SFAS No. 52, "Foreign Currency Translation". Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction.

     (l)  Concentration  of  Credit  Risk

          Financial instruments that potentially subject the Company to credit risk consist principally of cash. Cash was deposited with a high credit quality institution.

     (m)  New  Accounting  Pronouncements

          In December 2003, the United States Securities and Exchange Commission issued Staff Accounting Bulletin No. 104, "Revenue Recognition" (SAB
          104), which supersedes SAB 101, "Revenue Recognition in Financial Statements." The primary purpose of SAB 104 is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104. The adoption of SAB 104 did not have a material impact on the Company's financial statements.

          In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The requirements of SFAS No. 150 apply to issuers' classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. SFAS No. 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position".

3.   Intangible  Asset

          The Company acquired a proprietary software product known as Targetbar Console. The Company issued 4,300,000 common shares to the vendors for all rights, title and interest to the proprietary product. The shares are to be distributed amongst the three vendors at their discretion.
          One of the vendors is the President of the Company. The software product was recorded at no value due to the lack of historical cash flow, the lack of an established market for the product and one of the vendors being a non-arms length party and no evidence exists as to their cost of developing the product. However, it is the Company's intention to implement their business plan by hiring commissioned sales staff, developing an advertising campaign, establishing an office, implementing the advertising campaign and begin making sales and licensing the product.

Console  Marketing  Inc.
(A  Development  Stage  Company)
Notes  to  the  Financial  Statements
(expressed  in  U.S.  dollars)


4.   Related  Party  Balances/Transactions

     Related  party  transactions  are  recorded  at  their  exchange  amounts.

     See Note 3 for a software product purchased from a related party with shares of the Company.

     The amounts owing to the President of the Company and a company under his control except for 4(d) are for cash advances, management fees and organizational expenses paid on behalf of the Company and are non-interest bearing, unsecured with no fixed terms of repayment.

     (a) The President of the Company has donated rent valued at $250 per month. In fiscal 2002 the President donated services valued at $500 per month. These amounts have been charged to operations and treated as donated capital.

     (b) In September 2002, the Company entered into a management agreement with the President of the Company to pay for management services valued at $500 per month for a term of one year. The management agreement automatically renews each year.

     (c) On June 5, 2003 the Company received $25,000 by way of a promissory note from Hokley Limited, a non-related party. The promissory note bears interest at 5% and is due on June 5, 2006. On July 15, 2003 the President of the Company entered into an assignment with Hokley Limited; whereby Hokley Limited assigned all right, title and interest of the promissory note to the President of Company. At August 31, 2003 the amount owing on the promissory note was $11,762.


5.   Income  Tax

     The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109 (SFAS 109), Accounting for Income Taxes. Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in the financial statements because the Company cannot be assured that it is more likely than not that it will utilize the net operating losses carried forward in future years. The
     Company has net federal operating tax losses of $18,000 to offset future years taxable income expiring from 2016 through 2018.

     The components of the net deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are scheduled below:

                          2003      2002
                           $         $

Net Operating Loss       12,360     5,356
Statutory Tax Rate           34%       34%
Effective Tax Rate            -         -
Deferred Tax Asset        4,202     1,821
Valuation Allowance      (4,202)   (1,821)
------------------------------------------

Net Deferred Tax Asset        -         -
==========================================

Console  Marketing  Inc.
(A  Development  Stage  Company)
Notes  to  the  Financial  Statements
(expressed  in  U.S.  dollars)


                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada, on September 20, 2004.


                             CONSOLE MARKETING INC.

                             By: /s/ Michael Jackson
                                ------------------------------------------------
                                 Michael  Jackson,  President


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.



SIGNATURE                  TITLE                            DATE

/s/  Michael  Jackson                                       September  20,  2004
-------------------------  -------------------------------  --------------------
Michael  Jackson           President  and  Director
                           Principal  Financial  Officer
                           Principal  Accounting  Officer